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                                                                     EXHIBIT 4.2

                               PEOPLESUPPORT, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of the 12th day of April, 2000, by and among PEOPLESUPPORT, INC., a Delaware corporation (the "COMPANY"), and the persons identified on Schedule A, Schedule B, Schedule C, and Schedule D attached hereto (collectively, the "INVESTORS").

                                    RECITALS

         WHEREAS, the Company previously entered into that certain Investors' Rights Agreement dated as of August 14, 1998 by and among the Company and the parties named therein, which was superceded by that certain Amended and Restated Investors' Rights Agreement dated May 14, 1999 by and among the parties named therein, which was superceded by that certain Amended and Restated Investors' Rights Agreement dated June 30, 1999 by and among the parties named therein, which was superceded by that certain Amended and Restated Investors' Rights Agreement dated November 19, 1999 by and among the parties named therein (collectively, the "PRIOR RIGHTS AGREEMENT").

         WHEREAS, the Company and the Investors named in Schedule D (the "SERIES D INVESTORS") have entered into a Series D Preferred Stock Purchase Agreement dated as of the date first written above pursuant to which the Company desires to sell to such Series D Investors, and such Series D Investors desire to purchase from the Company, shares of the Company's Series D Preferred Stock. A condition to the Series D Investors' obligations under the Series D Agreement, as defined below, is that the Company and the Investors enter into this Agreement.

         WHEREAS, the Company and the Investors named in Schedule A, Schedule B and Schedule C desire to induce the Series D Investors to purchase shares of Series D Preferred Stock pursuant to the Series D Agreement by agreeing to the terms and conditions set forth herein.

         WHEREAS, the Company and the Investors named in Schedule A, Schedule B and Schedule C desire to amend and restate the Prior Rights Agreement in full as set forth below, pursuant to Section 4.3 of the Prior Rights Agreement.

         WHEREAS, the Prior Rights Agreement permits such an amendment provided that (a) the Company and (b) holders of at least a majority of the Registrable Securities (as such term is defined in the Prior Rights Agreement) approve such amendment.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

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                                    SECTION 1

                               Registration Rights

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) "ACCEL" shall mean Accel VII L.P., Accel Internet Fund III L.P., and Accel Investors '99 L.P.

         (b) "BENCHMARK" shall mean Benchmark Capital Partners IV, L.P.

         (c) "CLOSING" shall mean the date of the initial sale of shares of the Company's Series D Preferred Stock.

         (d) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (e) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         (f) "HOLDER" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section
1.11 hereof.

         (g) "ICP" shall mean idealab! Capital Partners I-A, LP and idealab! Capital Partners I-B, LP.

         (h) "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

         (i) "IPO" shall mean the effective date of the first registration statement filed by the Company under the Securities Act covering an offering of its Common Stock to the general public.

         (j) "MAJOR INVESTORS" shall mean ICP, TMCT, Accel, Benchmark, Siebel and Meritech.

         (k) "MERITECH" shall mean Meritech Capital Partners L.P. and Meritech Capital Affiliates L.P.

         (1) "OTHER STOCKHOLDERS" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

         (m) "QUALIFIED PUBLIC OFFERING" shall mean the effective date of the registration statement filed by the Company under the Securities Act covering an offering of its Common Stock to the general public in which the aggregate proceeds of such offering exceed $40 million

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at a price per share which exceeds $7.137 (as adjusted for stock dividends, stock splits, recapitalizations and the like).

         (n) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares sold pursuant to the Series A Agreement, the Series B Agreement, the Series C Agreement, and the Series D Agreement, (ii) shares of Common Stock issued or issuable pursuant to the conversion of the Shares issued upon the exercise of warrants to purchase Series B Preferred Stock of the Company (the "SERIES B WARRANTS") or upon the exercise of the Strategic Warrants, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

         (o) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         (p) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         (q) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (r) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (s) "SECURITIES Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         (t) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the as set forth in Section 1.4 below).

         (u) "SERIES A AGREEMENT" shall mean the Series A Preferred Stock Purchase Agreement dated as of August 14, 1998 between the Company and the parties named therein.

         (v) "SERIES B AGREEMENT" shall mean that certain Series B Preferred Stock Purchase Agreement dated May 14, 1999 by and among the Company and the parties named therein, as

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superceded by that certain Amended and Restated Series B Preferred Stock
Purchase Agreement dated June 28,1999 by and among the Company and the parties named therein.

         (w) "SERIES C AGREEMENT" shall mean that certain Series C Preferred Stock Purchase Agreement dated November 19,1999 by and among the Company and the parties named therein.

         (x) "SERIES D AGREEMENT" shall mean that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company and the parties named therein.

         (y) "SHARES" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

         (z) "SIEBEL" shall mean Siebel Systems, Inc.

         (aa) "STRATEGIC WARRANTS" shall mean those certain warrants to purchase either Common Stock or Series D Preferred Stock issued in connection with certain strategic, vendor or customer relationships and debt financings.

         (bb) "TMCT" shall mean TMCT Ventures, L.P.

         1.2 Demand Registration.

         (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than six (6) months after the effective date of the IPO, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities with aggregate proceeds to the Company (after deduction for underwriter's discounts and expenses related to the issuance) of greater than $5,000,000 the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

         (b) Limitations. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration,

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         qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (ii) After the Company has initiated two such registrations pursuant to this Section 1.2(a) (counting for these purposes only (i) registrations which have been declared or ordered effective and pursuant to which the Holders are able to sell at least fifty percent (50%) of the Registrable Securities sought to be included in such registration and (ii) registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);

                  (iii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days (or in the case of a second or any subsequent Company-initiated registered offering of the Company's securities to the general public, ninety (90) days) after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                  (iv) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

                  (v) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

                  (vi) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.

         (c) Deferral Right. Subject to the foregoing clauses (i) through (vi) of Section l(b) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in Section l(b)(iii) above) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the

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Initiating Holders and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

         (d) Inclusion of Company Securities. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(c) and 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted; provided, however, that in the event the Company includes securities being sold for the account of the Company, such registration shall count as a registration pursuant to Section
1.3 and shall not count as a registration pursuant to this Section 1.2.

         (e) Underwriting. The right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

         (f) Procedures. If other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(f), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

         1.3 Company Registration.

         (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145

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transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         (c) UNDERWRITERS CUTBACK. Notwithstanding any other provision of this
Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's stock holders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's stockholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company's stockholders (including the Holders) may not be so reduced to less than twenty percent (20%) of the total value of all securities included in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

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         If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

         1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2,1.3 and 1.5 hereof, and the reasonable fees and expenses of one counsel for the selling stockholders (up to an aggregate of $15,000 per registration) in the case of the first two registrations pursuant to Section 1.5 hereof, shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to
Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of
Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5 Registration on Form S-3.

         (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in para graph 1.2(c) (but subject to the limitations set forth therein) or (iii) in a given twelve (12) month period, after the Company has effected one (1) such registration in any such period, or
(iv) it is to be effected more than four (4) years after a Qualified Public Offering.

         (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii), 1.2(b) and Section 1.2(c) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(e) and 1.2(f) hereof shall apply to such registration.

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         1.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty
(120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

         (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

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         (f) Provide a transfer agent and registrar for all Registrable
Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

         (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         1.7 Indemnification.

         (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on

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any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, in no event shall the liability of a Holder hereunder exceed the aggregate amount of proceeds received by such Holder in the offering to which such registration statement relates.

         (c) Each party entitled to indemnification under this Section 1.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall the liability of a Holder hereunder exceed the aggregate amount of proceeds received by such Holder in the offering to which such registration statement relates.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

         1.9 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

         1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

         (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee (a "QUALIFIED TRANSFEREE") who acquires at least twenty-five percent (25%) of any Investor's initial Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the Qualified Transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the Qualified Transferee of such rights assumes the obligations of such Holder under this Section 1.

         1.12 "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering. In any such offering, the Company shall use its best efforts to ensure that each officer, director, and holder of one percent (1%) or more of the outstanding shares of Common Stock of the Company agrees to comply with the obligations described in this Section
1.12. Any discretionary waiver or termination by the underwriters and the Company of the restrictions of this Section 1.12 or of any similar agreement shall apply to all Investors, and the aggregate amount of securities with respect to which such restrictions are waived or terminated shall be apportioned among all such persons and the Investors in a pro-rata manner based on the amount of securities subject to such agreements.

         The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

         1.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated, first, among the Holders requesting inclusion of Registrable Securities pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming conversion, and, second, among the other selling stockholders requesting inclusion of Other Shares pro rata on the basis of the number of Other Shares that would be held by such other selling stockholders, assuming conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include founder's stock or any other shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's 1998 Incentive Stock Plan, or with respect to registrations under Sections 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company's own account.

         1.14 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.15 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2,
1.3 or 1.5 shall be suspended upon such date after the closing of the IPO as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and shall terminate in their entirety four (4) years after the closing of the Qualified Public Offering.

                                    SECTION 2

                            Covenants of the Company

         2.1 Basic Financial Information.

         (a) Subject to Section 2.1 (b) below, the Company will furnish the following reports to each Holder:

                  (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

                  (ii) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail, except that such financial statements need not contain the notes required by generally accepted accounting principles.

                  (iii) As soon as practicable before the beginning of each fiscal year, and in any event no later than thirty (30) days prior to each fiscal year, a plan of the Company's annual operating budget for the approaching fiscal year.

                  (iv) To the extent available, monthly unaudited financial statements (including income statements, balance sheets, cash flow statements and summaries of bookings), annual and long-term budgets and other customary information such as reports of adverse developments, management letters, communications with stockholders, press releases and registration statements.

                  (v) From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Section 2.1 (a) hereof, copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q.

         (b) The rights of any Holder pursuant to Section 2.1 (a) above shall terminate on the date such Holder owns less than thirty-three percent (33%) of such Holder's initial Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like).

         2.2 Board of Directors. The Board of Directors of the Company shall consist of seven (7) members and shall meet a minimum of eight (8) times per year. Three (3) directors shall be nominated by the holders of Common Stock, one
(1) director shall be nominated by the holders of the Series A Preferred Stock, two (2) directors shall be nominated by the holders of the Series B Preferred Stock, and one (1) director shall be nominated by the holders of the Series C Preferred Stock. The covenants set forth in this Section 2.2 shall terminate upon the closing of a Qualified Public Offering or, with respect to the rights hereunder of holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, upon the prior conversion of all shares of such Series into Common Stock.

         2.3 Right of First Refusal. The Company hereby grants to each Major Investor who owns any Shares or shares of Common Stock issued upon conversion of such Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Major Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Major Investor immediately following the effective date of this Agreement and the closing of the Series D Agreement, assuming full conversion of the Shares then owned by such Major Investor, to the total number of shares of Common Stock outstanding immediately following the effective date of this Agreement and the closing of the Series D Agreement, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. This right of first refusal shall be subject to the following provisions:

         (a) "NEW SECURITIES" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Series A Agreement, the Series B Agreement, the Series C Agreement, and the Series D Agreement; (ii) securities issued upon conversion of the Shares or exercise of the Series B Warrants or the Strategic Warrants; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors and Meritech; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

         (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have ten (10) days after any such notice is delivered to agree to purchase such Major Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (c) In the event that a Major Investor does not subscribe for the entirety of its pro rata share of New Securities, the Company shall give each Major Investor who subscribed for its full pro rata share of the New Securities (the "SUBSCRIBING INVESTOR") written notice of the quantity of the remaining New Securities available for reallocation among the Subscribing Investors and the number of the remaining New Securities that are purchasable by each Subscribing Investor participating in the reallocation. The reallocation of the remaining New Securities shall take place at the same price and upon the same terms as those stated in the initial notice of the Company's intention to issue the New Securities. Each Subscribing Investor shall have five (5) days after such notice is delivered to agree to purchase up to such Subscribing Investor's pro rata share of the remaining New Securities. For the purposes of this reallocation, pro rata share is to be determined only amongst those Subscribing Investors participating in the reallocation. The Company shall only be required to effect one (1) reallocation of the remaining New Securities.

         (d) In the event the Major Investors fail to exercise fully the right of first refusal within such ten (10) day period, the Company shall have sixty
(60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of such agreement) to sell the New Securities respecting which the Major Investors' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Major Investors pursuant to Section 2.3(b). In the event the Company has not sold within such one hundred twenty (120) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in Section 2.3(b) above.

         (e) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company pursuant to a Qualified Public Offering.

         (f) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable between the Major Investors and any entities controlled by such Major Investors.

         2.4 Compensation Committee. The Company shall create and maintain a Compensation Committee of the Board of Directors, a majority of the members of which shall be outside directors of the Company, which shall, among other duties, review and approve the annual compensation paid to the executive officers of the Company.

         2.5 Location of Business. The Company shall maintain its corporate headquarters in the Los Angeles metropolitan area.

                                     SECTION

                         Restrictions on Transferability

         3.1 Restrictions on Transferability. The Registrable Securities and any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor shall cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Investors (the "TRANSFEREE") that is not a party to this Agreement to execute and deliver to the Secretary of the Company an agreement (the "ASSUMPTION AGREEMENT") or similar obligation, pursuant to which such Transferee shall agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         3.2 RESTRICTIVE LEGENDS. Each certificate representing the Registrable Securities and any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 3.3 below) be stamped or otherwise imprinted with appropriate restrictive legends. Each Investor and/or Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

         3.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed sale, assignment, transfer or pledge (each, a "TRANSFER") of any such Registrable Securities (other than (a) a transfer not involving a change in beneficial ownership, (b) in transactions involving the distribution without consideration of Registrable Securities by the Investor to any of its direct or indirect members, partners, retired members or retired partners, to a partnership of which such Investor is a genera] partner, or to the estate of any of its direct or indirect members, partners, retired members or retired partners, (c) in transactions involving the transfer without consideration of Registrable Securities by the Investor during his lifetime by way of gift or on death by will or intestacy, (d) in transactions involving the transfer or distribution of Registrable Securities by a corporation, limited partnership or limited liability company to any subsidiary, parent or affiliated corporation, limited partnership or limited liability company of such corporation, limited partnership or limited liability company, or (e) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied, at such Holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed Transfer of the Registrable Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the Transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company.

         Not later than fifteen (15) days following the date of any Transfer as to which prior notice is not required pursuant to this Section 3, the transferor of the Registrable Securities shall deliver to the Secretary of the Company written notification of such Transfer setting forth the name of the transferor, name and address of the transferee and the number of Registrable Securities which have been so transferred.

         Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such Transfer is made pursuant to Rule 144, the appropriate restrictive legends, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legends are not required in order to establish compliance with any provision of the Securities Act.

                                    SECTION 4

                                  Miscellaneous

         4.1 Governing law. This Agreement shall be governed in all respects by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

         4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supercedes in their entirety the Prior Rights Agreements. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least a majority of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased or the rights of any Holder hereunder be materially decreased, except upon the written consent of such Holder.

         4.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the signature page to this Agreement, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, to Legal Department, PeopleSupport, Inc., 1575 Westwood Blvd., Los Angeles, CA 90024 with a copy to Robert Haymer, Esq., O'Melveny & Myers, LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California, 90067, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective (i) if mailed, five (5) days after mailing and (ii) if delivered, upon delivery.

         4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         4.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys and other professional advisors), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         4.8 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate in its entirety upon the occurrence of
(a) any acquisition of the Company by means of merger or other form of corporate reorganization in which the stockholders of the Company prior to such merger or reorganization own less than fifty percent (50%) of the outstanding voting power of the surviving corporation or acquiring entity or (b) a sale of all or substantially all of the assets of the Company.

         4.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

                                   THE COMPANY

                                                 PEOPLESUPPORT, INC.

                                                 By: /s/ Lance Rosenzweig
                                                     ---------------------------
                                                 Title:
                                                       -------------------------
                 [Signature Page to Investors Rights Agreement]

                     INVESTORS

                           MERITECH CAPITAL PARTNERS L.P.

                               By: Meritech Capital Associates L.L.C.
                               Its: General Partner

                               By: Meritech  Management Associates L.L.C.
                               Its: Managing Member

                               By: /s/ Paul S. Madera
                                  ---------------------------------------------
                               Printed Name: Paul S. Madera
                               Title: Managing Member
                               Address: 90 Middlefield Road, Suite 201
                                        Menlo Park,CA 94025

                           MERITECH CAPITAL AFFILIATES L.P.

                               By: Meritech Capital Associates L.L.C.
                               Its: General Partner

                               By: Meritech Management Associates L.L.C.
                               Its: Managing Member

                               By: /s/ Paul S. Madera
                                   ---------------------------------------------
                               Printed Name: Paul S. Madera
                               Title: Managing Member
                               Address: 90 Middlefield Road, Suite 201
                                        Menlo Park, CA 94025

                           CDB WEB TECH INTERNATIONAL S.A.

                               By: _____________________________________________
                               Printed name: ___________________________________
                               Title: __________________________________________
                               Address: 3 Place Dargent
                                        Luxembourg B.P. 916
                                        L 2019 Luxembourg

                 [Signature Page to Investors Rights Agreement]

                     INVESTORS

                           MERITECH CAPITAL PARTNERS L.P.

                               By: Meritech Capital Associates L.L.C.
                               Its: General Partner

                               By: Meritech  Management Associates L.L.C.
                               Its: Managing Member

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 90 Middlefield Road, Suite 201
                                        Menlo Park,CA 94025

                           MERITECH CAPITAL AFFILIATES L.P.

                               By: Meritech Capital Associates L.L.C.
                               Its: General Partner

                               By: Meritech Management Associates L.L.C.
                               Its: Managing Member

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 90 Middlefield Road, Suite 201
                                        Menlo Park, CA 94025

                           CDB WEB TECH INTERNATIONAL S.A.

                               By: /s/ CARLO DE BENEDETTI
                                  ----------------------------------------------
                               Printed name: CARLO DE BENEDETTI
                               Title: CHAIRMAN
                               Address: 3 Place Dargent
                                        Luxembourg B.P. 916
                                        L 2019 Luxembourg

                 [Signature Page to Investors Rights Agreement]

                           CAMBRIDGE TECHNOLOGY CAPITAL FUND I, L.P.

                               By: Cambridge Technology GPLP, L.P.
                               By: Cambridge Technology CGP, Inc.

                               By: /s/ Barry Rosenbaum
                                   ---------------------------------------------
                               Printed Name: Barry Rosenbaum
                               Title: Managing Director
                               Address: 11512 El Camion Real, Suite 215
                                        San Diego, CA 92130

                           CAMBRIDGE TECHNOLOGY PARTNERS
                           (MASSACHUSETTS), INC.

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 8 Cambridge Center
                                        Cambridge, MA 02142

                           CAMELOT VENTURES, LLC

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 100 Galleria Officentre, Suite 427
                                        Southfield, MI 48034

                 [Signature Page to Investors Rights Agreement]

                           CAMBRIDGE TECHNOLOGY CAPITAL FUND I, L.P.

                               By: Cambridge Technology GPLP, L.P.
                               By: Cambridge Technology CGP, Inc.

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 8 Cambridge Center
                                        Cambridge, MA 02142

                           CAMBRIDGE TECHNOLOGY PARTNERS
                           (MASSACHUSETTS), INC.

                               By: /s/ Ralph T. Linslata
                                   ---------------------------------------------
                               Printed Name:  Ralph T. Linslata
                               Title: Executive VP
                               Address: 8 Cambridge Center
                                        Cambridge, MA 02142

                           CAMELOT VENTURES, LLC

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 100 Galleria Officentre, Suite 427
                                        Southfield, MI 48034

                 [Signature Page to Investors Rights Agreement]

                           CAMBRIDGE TECHNOLOGY CAPITAL FUND I, L.P.

                               By: Cambridge Technology GPLP, L.P.
                               By: Cambridge Technology CGP, Inc.

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 8 Cambridge Center
                                        Cambridge, MA 02142

                           CAMBRIDGE TECHNOLOGY PARTNERS
                           (MASSACHUSETTS), INC.

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 8 Cambridge Center
                                        Cambridge, MA 02142

                           CAMELOT VENTURES, LLC

                               By: /s/ David Katzman
                                   ---------------------------------------------
                               Printed Name: David Katzman
                               Title: VP
                               Address: 100 Galleria Officentre, Suite 427
                                        Southfield, MI 48034

                 [Signature Page to Investors Rights Agreement]

                           OCTANE CAPITAL FUND I, L.P.

                               By: Octane Capital Management, LLC,
                               Its: General Partner

                               By: /s/ Emeric J McDonald
                                   ---------------------------------------------
                               Printed Name: Emeric J McDonald
                               Title: Manager
                               Address: One Maritime Plaza, Suite 2555
                                        San Francisco, CA 94111

                 [Signature Page to Investors Rights Agreement]

                           EVO CAPITAL FUND I, L.P.

                               By: EVO Capital, LLC,
                               Its: General Partner

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: One Maritime Plaza, Suite 2555
                                        San Francisco, CA 94111

                           ACON VENTURE PARTNERS L.P.

                               By: ACON Venture Partners L.L.C.
                               Its: General Partner

                               By: /s/ Jonathan J. Ginns
                                   ---------------------------------------------
                               Printed Name: Jonathan J. Ginns
                               Title: __________________________________________
                               Address: 201 Main Street, Suite 2420
                                        Fort Worth, TX 76102

                           LANSDOWNE CAPITAL PARTNERS L.L.C.

                               By: Lansdowne Capital Partners L.L.C.
                               Its: Nominee

                               By: _____________________________________________
                               Printed Name: ___________________________________
                               Title: __________________________________________
                               Address: 1045 Fifth Avenue, 5th Floor
                                        New York, NY 10028

                 [Signature Page to Investors Rights Agreement]

                       EVO CAPITAL FUND I, L.P.

                           By: EVO Capital, LLC,
                           Its: General Partner

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: One Maritime Plaza, Suite 2555
                                    San Francisco, CA 94111

                       ACON VENTURE PARTNERS L.P.

                           By: ACON Venture Partners L.L.C.
                           Its: General Partner

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 201 Main Street, Suite 2420
                                    Fort Worth, TX 76102

                       LANSDOWNE CAPITAL PARTNERS L.L.C.

                           By: Lansdowne Capital Partners L.L.C.
                           Its: Nominee

                           By: /s/ William Reid
                               ---------------------------------------------
                           Printed Name:  William Reid
                           Title: Senior Partner
                           Address: 1045 Fifth Avenue, 5th Floor
                                    New York, NY 10028

                 [Signature Page to Investors Rights Agreement]

                       THE EXTRAPRISE GROUP

                           By: /s/ Kenneth E. Marshall
                               ---------------------------------------------
                           Printed Name:  Kenneth E. Marshall
                           Title: Chairman & CEO.
                           Address: 27 Melcher Street
                                    Boston, MA 02210

                       HEWLETT PACKARD

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 1421 S. Manhattan Avenue
                                    MS 48
                                    Fullerton, CA 92831

                       RARE MEDIUM GROUP, INC.

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 4081 Redwood Avenue
                                    Los Angeles, CA 90066

                 [Signature Page to Investors Rights Agreement]

                       HEWLETT-PACKARD COMPANY

                           By: /s/ Craig White
                               ---------------------------------------------
                           Printed Name: Craig White
                           Title: Sr. Vice President - Finance & Complements
                           Address:   333 Logue Avenue
                                      MS 32
                                      Mountain Valley, CA 94043
                           Attention: Craig White

                 [Signature Page to Investors Rights Agreement]

                       SIEBEL SYSTEMS, INC.

                           By: /s/ Howard H. Graham
                               ---------------------------------------------
                           Printed Name:  Howard H. Graham
                           Title: Sr. Vice President, Finance and
                                  Administration, and Chief Financial Officer
                           Address: 1855 South Grant St.
                                    San Maeo, CA 94402-2667

                       VIANT CORPORATION

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 89 South Street, 2nd floor
                                    Boston, MA 02111

                       GC&H INVESTMENTS

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 3000 El Camino Real
                                    Five Palo Alto Square
                                    Palo Alto, CA 94306

                 [Signature Page to Investors Rights Agreement]

                       SIEBEL SYSTEMS, INC.

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 1855 South Grant St.
                                    San Maeo, CA 94402-2667

                       VIANT CORPORATION

                           By: /s/ Michael J. Tubridy
                               ---------------------------------------------
                           Printed Name:  Michael J. Tubridy
                           Title: Vice President Finance
                           Address: 89 South Street, 2nd floor
                                    Boston, MA 02111

                       GC&H INVESTMENTS

                           By: _____________________________________________
                           Printed Name: __________________________________
                           Title: __________________________________________
                           Address: 3000 El Camino Real
                                    Five Palo Alto Square
                                    Palo Alto, CA 94306

                 [Signature Page to Investors Rights Agreement]

                       SIEBEL SYSTEMS, INC.

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 1855 South Grant St.
                                    San Maeo, CA 94402-2667

                       VIANT CORPORATION

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 89 South Street, 2nd floor
                                    Boston, MA 02111

                       GC&H INVESTMENTS

                           By: /s/ John L. Cardoza
                               ---------------------------------------------
                           Printed Name:  John L. Cardoza
                           Title: Executive Partner
                           Address: One Maritime Plaza, #2000
                                    San Francisco, CA 94111

                 [Signature Page to Investors Rights Agreement]

                       O'MELVENY & MYERS LLP

                           By: /s/ Robert Haymer
                               ---------------------------------------------
                           Printed Name: Robert Haymer
                           Title: Partner
                           Address: 1999 Avenue of the Stars
                                    Suite 700
                                    Los Angeles, CA 90067

                       IDEALAB! CAPITAL PARTNERS I-A, L.P.

                           By: idealab! Capital Management I, LLC,
                           Its: General Partner

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 130 West Union Street
                                    Pasadena, CA 91103

                       IDEALAB! CAPITAL PARTNERS I-B, L.P.

                           By: idealab! Capital Management I, LLC,
                           Its: General Partner

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 130 West Union Street
                                    Pasadena, CA 91103

                 [Signature Page to Investors Rights Agreement]

                       O'MELVENY & MYERS LLP

                           By: _____________________________________________
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 1999 Avenue of the Stars
                                    Suite 700
                                    Los Angeles, CA 90067

                       IDEALAB! CAPITAL PARTNERS I-A, L.P.

                           By: idealab! Capital Management I, LLC,
                           Its: General Partner

                           By:  /s/ William S Elkuf
                               ---------------------------------------------
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 130 West Union Street
                                    Pasadena, CA 91103

                       IDEALAB! CAPITAL PARTNERS I-B, L.P.

                           By: idealab! Capital Management I, LLC,
                           Its: General Partner

                           By: /s/ William S Elkuf
                               ---------------------------------------------
                           Printed Name: ___________________________________
                           Title: __________________________________________
                           Address: 130 West Union Street
                                    Pasadena, CA 91103

                                     TMCT VENTURES, L.P.
                                     Under management by Rustic Canyon Partners,
                                     LLC

                                         By: /s/ Michael Song
                                             ----------------------------
                                         Printed Name: Michael Song
                                         Title: Partner
                                         Address: c/o Michael Song
                                                  2425 Olympic Boulevard
                                                  Suite 6050 West
                                                  Santa Monica, CA 90404

                                     ACCEL VII L.P.

                                         By: Accel VII Associates L.L.C.
                                         Its: General Partner

                                         By:
                                            -----------------------------
                                         Printed Name:
                                                      -------------------
                                         Title:
                                               --------------------------
                                         Address: 428 University Ave.
                                                  Palo Alto, CA 94301
                                                  Attn: Theresia Gouw Ranzella
                                                  650-614-4800
                                                  650-614-4880 (fax)

                                                  and

                                                  One Palmer Square
                                                  Princeton, NJ 08542
                                                  Attn: G. Carter Sednaoui
                                                  609-683-4500
                                                  609-683-0384 (fax)

                                     TMCT VENTURES, L.P.
                                     Under management by Rustic Canyon Partners,
                                     LLC

                                         By:
                                            -----------------------------
                                         Printed Name:
                                                      -------------------
                                         Title:
                                               --------------------------
                                         Address: c/o Michael Song
                                                  Times Mirror Company
                                                  220 West 1st Street
                                                  Los Angeles, CA 90012

                                     ACCEL VII L.P.

                                         By: Accel VII Associates L.L.C.
                                         Its: General Partner

                                         By: /s/       [ILLEGIBLE]
                                            ---------------------------------
                                         Managing Member

                                         Address: 428 University Ave.
                                                  Palo Alto, CA 94301
                                                  Attn: Theresia Gouw Ranzetta
                                                  650-614-4800
                                                  650-614-4880 (fax)

                                                  and

                                                  One Palmer Square
                                                  Princeton, NJ 08542
                                                  Attn: G. Carter Sednaoui
                                                  609-683-4500
                                                  609-683-0384 (fax)

                    [Signature Page to Investors Rights Agreement]

                                      ACCEL INTERNET FUND III L.P.

                                          By: Accel Internet Fund III
                                              Associates L.L.C.
                                          Its: General Partner

                                          By:      /s/ [ILLEGIBLE]
                                             ---------------------------------
                                          Managing Member

                                          Address: 428 University Ave.
                                                   Palo Alto, CA 94301
                                                   Attn: Theresia Gouw Ranzetta
                                                   650-614-4800
                                                   650-614-4880 (fax)

                                                   and

                                                   One Palmer Square
                                                   Princeton, NJ 08542
                                                   Attn: G. Carter Sednaoui
                                                   609-683-4500
                                                   609-683-0384 (fax)

                                      ACCEL INVESTORS '99 L.P.

                                          By:       /s/ [ILLEGIBLE]
                                             ---------------------------------
                                          General Partner

                                          Address: 428 University Ave.
                                                   Palo Alto, CA 94301
                                                   Attn: Theresia Gouw Ranzetta
                                                   650-614-4800
                                                   650-614-4880 (fax)

                                                   and

                                                   One Palmer Square
                                                   Princeton, NJ 08542
                                                   Attn: G. Carter Sednaoui
                                                   609-683-4500
                                                   609-683-0384 (fax)

                    [Signature Page to Investors Rights Agreement]

                                        BENCHMARK CAPITAL PARTNERS IV, L.P.

                                            as nominee for
                                            Benchmark Capital Partners IV, L.P.
                                            Benchmark Founders' Fund IV, L.P.
                                            Benchmark Founders' Fund IV-A, L.P.
                                            and related individuals

                                            By: Benchmark Capital Management
                                                Co., IV, L.L.C.
                                            Its: general partner

                                            By: /s/ Steven M. Spurlock
                                                --------------------------------
                                            Printed Name: Steven M. Spurlock
                                            Title: Managing Member
                                            Address: 2480 Sand Hill Road, Suite
                                                     200 Menlo Park, CA 94025

                    [Signature Page to Investors Rights Agreement]

                                                  /s/ Craig Ramsey
                                        ----------------------------------------
                                                      Craig Ramsey

                                        ----------------------------------------
                                                    Richard Wolpert

                                        ----------------------------------------
                                                    Michael Tubridy

                                        ----------------------------------------
                                                        Ed Mello

                                        JUMP INVESTORS II, LLC

                                            By: PBK Management Company, Inc.
                                            Its: Manager

                                        ----------------------------------------
                                                Randall Kaplan, President

                                        ----------------------------------------

                                        ----------------------------------------
                                                   John and Tina Farina

                                        ----------------------------------------
                                                        Chris Paine

                    [Signature Page to Investors Rights Agreement]

                                        ----------------------------------------
                                                       Craig Ramsey

                                                  /s/ Richard Wolpert
                                        ----------------------------------------
                                                      Richard Wolpert

                                        ----------------------------------------
                                                      Michael Tubridy

                                        ----------------------------------------
                                                          Ed Mello

                                        JUMP INVESTORS II, LLC

                                            By: PBK Management Company, Inc.
                                            Its: Manager

                                        ----------------------------------------
                                                Randall Kaplan, President

                                        ----------------------------------------

                                        ----------------------------------------
                                                   John and Tina Farina

                                        ----------------------------------------
                                                        Chris Paine

                    [Signature Page to Investors Rights Agreement]

                                        ----------------------------------------
                                                       Craig Ramsey

                                        ----------------------------------------
                                                      Richard Wolpert

                                                  /s/ Michael Tubridy
                                        ----------------------------------------
                                                      Michael Tubridy

                                        ----------------------------------------
                                                          Ed Mello

                                        JUMP INVESTORS II, LLC

                                            By: PBK Management Company, Inc.
                                            Its: Manager

                                        ----------------------------------------
                                                 Randall Kaplan, President

                                        ----------------------------------------

                                        ----------------------------------------
                                                   John and Tina Farina

                                        ----------------------------------------
                                                       Chris Paine

                    [Signature Page to Investors Rights Agreement]

                                        ----------------------------------------
                                                       Craig Ramsey

                                        ----------------------------------------
                                                      Richard Wolpert

                                        ----------------------------------------
                                                      Michael Tubridy

                                                     /s/ Ed Mello
                                        ----------------------------------------
                                                         Ed Mello

                                        JUMP INVESTORS II, LLC

                                            By: PBK Management Company, Inc.
                                            Its: Manager

                                        ----------------------------------------
                                                 Randall Kaplan, President

                                        ----------------------------------------

                                        ----------------------------------------
                                                    John and Tina Farina

                                        ----------------------------------------
                                                        Chris Paine

                                        ----------------------------------------
                                                        Craig Ramsey

                                        ----------------------------------------
                                                       Richard Wolpert

                                        ----------------------------------------
                                                       Michael Tubridy

                                        ----------------------------------------
                                                          Ed Mello

                                        JUMP INVESTORS II, LLC

                                            By: PBK Management Company, Inc.
                                            Its: Manager

                                             /s/ Randall Kaplan
                                        ----------------------------------------
                                                 Randall Kaplan, President

                                        ----------------------------------------

                                        ----------------------------------------
                                                   John and Tina Farina

                                        ----------------------------------------
                                                        Chris Paine

                    [Signature Page to Investors Rights Agreement]

                                        JOHN AND TINA FARINA, not in their
                                        individual capacities but solely as
                                        Trustees of The Farina Living Trust,
                                        dated February 11,1988

                                              /s/ John Farina
                                        ----------------------------------------
                                                  John Farina, Trustee

                                              /s/ Tina Farina
                                        ----------------------------------------
                                                  Tina Farina, Trustee

                    [Signature Page to Investors Rights Agreement]

                                        ----------------------------------------
                                                     Craig Ramsey

                                        ----------------------------------------
                                                    Richard Wolpert

                                        ----------------------------------------
                                                    Michael Tubridy

                                        ----------------------------------------
                                                        Ed Mello

                                        JUMP INVESTORS II, LLC

                                            By: PBK Management Company, Inc.
                                            Its: Manager


                                        ----------------------------------------
                                                Randall Kaplan, President

                                        ----------------------------------------

                                        ----------------------------------------
                                                  John and Tina Farina

                                                   /s/ Chris Paine
                                        ----------------------------------------
                                                       Chris Paine

                                               AS AN INDIVIDUAL INVESTOR

                    [Signature Page to Investors Rights Agreement]